Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2009 Stock Incentive Plan of CPS Technologies Corporation of our report dated March 24, 2015, relating to our audits of the consolidated financial statements of CPS Technologies Corporation included in its Annual Report on Form 10–K for the year ended December 27, 2014 as filed with the Securities and Exchange Commission.

                                                                                                                                           /s/ Wolf & Company, P.C.

                                                                                                                                           Wolf & Company, P.C.

Boston, Massachusetts

May 15, 2015